EXHIBIT 99.1
NEW YORK – November 6, 2025 – BGC Group, Inc. (Nasdaq: BGC) today reported its financial results for the quarter ended September 30, 2025.1

John Abularrage, Co-Chief Executive Officer:
"We delivered another outstanding quarter, with record third quarter revenues of $737 million, up 31 percent from $561 million a year ago.[1] Revenues of $628 million, excluding OTC, was also a record, driven by growth across every asset class and geography. Our ability to deliver strong growth in a mixed macro environment demonstrates the strength and scale of our global platform.

FMX continues to outperform, setting new records in SOFR futures and U.S. Treasuries. SOFR futures saw both ADV and open interest increase more than 3-fold versus the previous quarter. This momentum has continued into October, where we set multiple new daily volume and open interest records. Our U.S. Treasury market share grew to an all-time high of 37 percent, significantly outpacing the market.

Our $25 million cost reduction program will be completed by year-end. This program will enhance our profitability and margins, as we continue to focus on delivering long-term shareholder value."

SELECT FINANCIAL RESULTS2

Highlights of Consolidated Results (USD millions)	3Q25	3Q24	Change
Revenues	$736.8	$561.1	31.3%
GAAP income from operations before income taxes	33.5	19.7	70.0%
GAAP net income for fully diluted shares	26.8	14.2	88.6%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	155.1	126.7	22.4%
Post-tax Adjusted Earnings	141.1	126.6	11.5%
Adjusted EBITDA	167.6	151.4	10.7%
Per Share Results	3Q25	3Q24	Change
GAAP fully diluted earnings per share	$0.06	$0.03	100.0%
Post-tax Adjusted Earnings per share	$0.29	$0.26	11.5%

1 All references herein to "historic" and "record" results are to BGC standalone financial results, excluding Newmark prior to the spin-off in November 2018.
2 U.S. Generally Accepted Accounting Principles is referred to as "GAAP." "GAAP income before income taxes and noncontrolling interest" and "Adjusted Earnings before noncontrolling interest in subsidiaries and taxes" may be used interchangeably with "GAAP pre-tax income" and "pre-tax Adjusted Earnings," respectively. See the sections of this document including "Timing of Outlook for Certain GAAP and Non-GAAP Items," "Non-GAAP Financial Measures," "Adjusted Earnings Defined," "Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS," "Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings," "Adjusted EBITDA Defined," "Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA," "Liquidity Analysis," and "Constant Currency Defined," including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.

SUMMARY RESULTS
Record third quarter revenues, including:
■Total revenues of $736.8 million, a 31.3 percent increase versus last year.
▪Excluding OTC, revenues were $627.9 million, up 11.9 percent — also a third quarter record.
■Fenics revenues of $160.0 million, an increase of 12.7 percent.
■EMEA, Americas, and APAC revenue growth of 37.4 percent, 28.1 percent, and 17.4 percent, respectively.
Record third quarter Adjusted Earnings, including:
■Pre-tax Adjusted Earnings of $155.1 million, up 22.4 percent.
■Post-tax Adjusted Earnings of $141.1 million, an 11.5 percent increase, resulting in post-tax Adjusted Earnings per share of $0.29, an 11.5 percent improvement.
■Adjusted EBITDA of $167.6 million, 10.7 percent higher compared to last year.

CONSOLIDATED REVENUES

Consolidated Revenues (USD millions)	3Q25	3Q24	Change
ECS ("Energy, Commodities, and Shipping")	$241.6	$112.9	114.0%
Rates	195.3	174.3	12.1%
Foreign Exchange	106.7	92.1	15.9%
Credit	69.1	68.0	1.6%
Equities	60.4	53.3	13.2%
Total Brokerage Revenues	$673.1	$500.6	34.4%
Data, Network, and Post-trade	34.3	32.7	5.2%
Data, Network, and Post-trade (excluding Capitalab)	34.3	30.7	11.9%
Interest and dividend income, Fees from related parties and Other revenues	29.4	27.8	5.7%
Total Revenues	$736.8	$561.1	31.3%
Total brokerage revenues grew by 34.4 percent in the third quarter 2025:
■ECS revenues grew by 114.0 percent to $241.6 million, driven by OTC and strong organic growth across the broader energy complex. Excluding OTC, ECS revenues grew by 21.8 percent versus last year.

■Rates revenues increased by 12.1 percent to $195.3 million, reflecting higher volumes across all major interest rate products, including strong double-digit growth in interest rate swaps, emerging market rates, and repo products.
■Foreign Exchange revenues were up 15.9 percent to $106.7 million, primarily due to strong growth in emerging market currencies and FX options volumes.
■Credit revenues increased by 1.6 percent to $69.1 million, driven by higher credit derivative and structured credit volumes.
■Equities revenues grew by 13.2 percent to $60.4 million, reflecting strong European and U.S. equity volumes and continued market share gains in these geographies.
Data, Network, and Post-trade revenues increased by 5.2 percent to $34.3 million, driven by Fenics Market Data and Lucera, partially offset by lower post-trade revenues due to the sale of BGC's Capitalab business in the fourth quarter of 2024. Excluding Capitalab, Data, Network and Post-trade revenues grew by 11.9 percent.
Interest and dividend income, Fees from related parties and Other revenues increased by 5.7 percent to $29.4 million.

FENICS3

Fenics Revenues (USD millions)	3Q25	3Q24	Change
Fenics Markets	$134.1	$119.2	12.5%
Fenics Growth Platforms	25.9	22.8	13.5%
Fenics Growth Platforms (excluding Capitalab)	25.9	20.9	24.2%
Fenics Revenues	$160.0	$142.1	12.7%
Fenics Revenues (excluding Capitalab)	$160.0	$140.1	14.2%
Total Fenics revenues improved by 12.7 percent to $160.0 million:
Fenics Markets revenues of $134.1 million increased 12.5 percent. This growth was primarily driven by higher electronic trading volumes across Rates and Foreign Exchange products and increased Fenics Market Data revenues.
Fenics Growth Platforms generated revenues of $25.9 million, a 13.5 percent increase, primarily driven by FMX, PortfolioMatch, and Lucera, partially offset by the sale of Capitalab in the fourth quarter of 2024. Excluding Capitalab, Fenics Growth Platforms grew by 24.2 percent.
■FMX:
▪FMX UST generated record third quarter average daily volume ("ADV") of $59.4 billion, more than 12 percent higher compared to last year, outpacing all electronic U.S. Treasury platforms. This strong growth drove market share to a record 37 percent for the third quarter, up from 35 percent last quarter and 29 percent a year ago.4
3 FMX revenues are reported within Fenics.
4 Central limit order book ("CLOB") market share. Source: Coalition Greenwich.

▪FMX Futures Exchange continued to scale its SOFR futures ADV and open interest to record levels during the third quarter. SOFR ADV and open interest each increased sequentially by more than 3-fold. FMX, along with its partners, continues to prioritize growing SOFR ADV and open interest. We expect to see similar adoption in our U.S. Treasury futures offering in 2026.
▪FMX FX ADV increased by 44 percent to a third quarter record of $13.1 billion, driven by continued support from FMX's equity partners, as well as the addition of new products and participants.
■PortfolioMatch ADV more than doubled, reflecting strong growth in the U.S. and EMEA credit markets. PortfolioMatch continues to gain market share in this fast-growing segment of the credit market and has rapidly expanded its non-U.S. volumes and client base. Momentum is being driven by greater adoption of algorithmic trading and larger average trade sizes. Average trade size on PortfolioMatch reached all-time highs, with U.S. investment grade up nearly 50% year over year.
■Lucera, Fenics' network business providing critical real-time trading infrastructure to the capital markets, once again registered double-digit revenue growth. Lucera is rapidly growing its client pipeline for its newer Rates products and continues its global expansion into EMEA and Asia.

CONSOLIDATED EXPENSES AND TAXES5

Consolidated Expenses (USD millions)	3Q25	3Q24	Change
Compensation and employee benefits under GAAP	$400.3	$271.3	47.5%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	74.4	85.7	(13.1)%
Non-compensation expenses under GAAP	230.9	191.0	20.9%
Total expenses under GAAP	$705.6	$548.0	28.8%
Compensation and employee benefits for Adjusted Earnings	$385.6	$271.3	42.1%
Non-compensation expenses for Adjusted Earnings	196.5	164.8	19.2%
Total expenses for Adjusted Earnings	$582.1	$436.2	33.5%
Compensation and employee benefits under GAAP and for Adjusted Earnings increased by 47.5 percent and 42.1 percent, respectively, due to higher commissionable revenues and the acquisition of OTC.
Non-compensation expenses under GAAP and for Adjusted Earnings increased by 20.9 percent and 19.2 percent, respectively, primarily driven by the acquisition of OTC. Excluding OTC, Non-compensation expenses under GAAP and for Adjusted Earnings increased by 10.3 and 7.1 percent, respectively.
BGC’s $25 million cost reduction program launched in the third quarter and will be completed by year‑end 2025. BGC expects to provide further updates related to its cost reduction program on its fourth‑quarter earnings call.
5 For additional information on "Equity-based compensation and allocations of net income to limited partnership units and FPUs," please see the section of this document titled "Adjusted Earnings Defined" and the footnotes to the table titled "Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS."

Taxes (USD millions)	3Q25	3Q24	Change
GAAP provision for income taxes	$7.4	$6.0	24.0%
Provision for income taxes for Adjusted Earnings	15.8	1.2	NMF

CONSOLIDATED SHARE COUNT6

Consolidated Share Count (USD millions)	3Q25	3Q24	Change	2Q25	Change (QoQ)
Fully diluted weighted-average share count under GAAP	478.5	478.7	(0.0)%	484.6	(1.3)%
Fully diluted weighted-average share count for Adjusted Earnings	494.2	494.8	(0.1)%	500.1	(1.2)%
BGC’s fully diluted weighted-average share count for Adjusted Earnings was 494.2 million during the third quarter, a 1.2 percent decrease compared to the second quarter of 2025 and a 0.1 percent decrease compared to the third quarter of 2024.
BGC remains committed to repurchasing its shares, and on November 5th, 2025, BGC’s Board and Audit Committee reapproved its Share Repurchase Authorization for up to $400 million. BGC anticipates reducing its full-year share count further in the fourth quarter of 2025, in addition to repaying its $300 million Senior Notes due December 15th, 2025.

OUTLOOK

Metric (USD millions)	Guidance	Actual
	4Q 2025	4Q 2024
Revenues	$720 - $770	$572.3
Pre-tax Adjusted Earnings	$152.5 - $167.5	$129.5

DIVIDEND INFORMATION
On November 5, 2025, BGC’s Board of Directors declared a quarterly qualified cash dividend of $0.02 per share payable on December 10, 2025 to Class A and Class B common stockholders of record as of November 26, 2025, which is the same date as the ex-dividend date.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION
An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcg.com. Additional details on overall Fenics revenues are available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcg.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein.
6 BGC's fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION
BGC will hold a conference call on the date of this release starting at 10:00 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible at http://ir.bgcg.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and will connected by an operator. After the conference call, an archived recording will be available at http://ir.bgcg.com.

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$774,940	$711,584
Cash segregated under regulatory requirements	24,256	21,689
Financial instruments owned, at fair value	149,779	186,197
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,899,691	365,490
Accrued commissions and other receivables, net	526,319	324,213
Loans, forgivable loans and other receivables from employees and partners, net	479,716	360,060
Fixed assets, net	192,579	190,012
Investments	38,963	39,267
Goodwill	649,076	540,290
Other intangible assets, net	435,536	240,910
Receivables from related parties	9,080	7,323
Other assets	645,216	604,932
Total assets	$5,825,151	$3,591,967

Liabilities and Equity
Accrued compensation	$307,258	$227,869
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,715,473	225,377
Payables to related parties	1,741	28,960
Accounts payable, accrued and other liabilities	821,873	692,982
Notes payable and other borrowings	1,837,085	1,337,540
Total liabilities	4,683,430	2,512,728

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 1,500,000,000 shares authorized;
440,152,938 and 424,361,066 shares issued at September 30, 2025 and December 31,
2024, respectively; and 365,936,643 and 374,296,914 shares outstanding at September 30,
2025 and December 31, 2024, respectively	4,402	4,244
Class B common stock, par value $0.01 per share; 300,000,000 shares authorized;
109,452,953 and 109,452,953 shares issued and outstanding at September 30, 2025 and
December 31, 2024, respectively, convertible into Class A common stock	1,095	1,095
Additional paid-in capital	2,460,423	2,311,104
Treasury stock, at cost: 74,216,295 and 50,064,152 shares of Class A common stock at
September 30, 2025 and December 31, 2024, respectively	(545,663)	(331,728)
Retained deficit	(915,108)	(1,026,359)
Accumulated other comprehensive income (loss)	(39,832)	(59,849)
Total stockholders' equity	965,317	898,507
Noncontrolling interest in subsidiaries	176,404	180,732
Total equity	1,141,721	1,079,239
Total liabilities and equity	$5,825,151	$3,591,967

BGC GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2025	2024	2025	2024
Commissions	$573,159	$407,095	$1,667,366	$1,217,348
Principal transactions	99,951	93,551	336,432	304,839
Total brokerage revenues	673,110	500,646	2,003,798	1,522,187

Fees from related parties	4,453	5,106	14,116	14,170
Data, network and post-trade	34,349	32,661	102,311	94,376
Interest and dividend income	14,039	16,944	40,936	43,853
Other revenues	10,898	5,754	23,932	15,900
Total revenues	736,849	561,111	2,185,093	1,690,486

Expenses:
Compensation and employee benefits	400,262	271,307	1,158,373	834,139
Equity-based compensation and allocations of net
income to limited partnership units and FPUs	74,447	85,690	233,696	247,978
Total compensation and employee benefits	474,709	356,997	1,392,069	1,082,117
Occupancy and equipment	47,614	45,195	136,661	126,960
Fees to related parties	9,346	8,251	28,105	23,475
Professional and consulting fees	18,303	20,184	49,768	47,248
Communications	35,628	30,416	100,916	90,596
Selling and promotion	26,461	17,376	74,712	51,861
Commissions and floor brokerage	17,340	17,539	51,522	52,345
Interest expense	33,823	25,125	92,278	66,812
Other expenses	42,384	26,955	77,785	54,847
Total non-compensation expenses	230,899	191,041	611,747	514,144
Total expenses	705,608	548,038	2,003,816	1,596,261

Other income (losses), net:
Gains (losses) on equity method investments	2,290	2,360	7,027	6,894
Other income (loss)	(35)	4,276	448	44,852
Total other income (losses), net	2,255	6,636	7,475	51,746

Income (loss) from operations before income taxes	33,496	19,709	188,752	145,971

Provision (benefit) for income taxes	7,434	5,996	53,046	46,042
Consolidated net income (loss)	$26,062	$13,713	$135,706	$99,929

Less: Net income (loss) attributable to noncontrolling
interest in subsidiaries	(1,820)	(1,034)	(4,885)	(1,856)

Net income (loss) available to common stockholders	$27,882	$14,747	$140,591	$101,785

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Per share data:
Basic earnings (loss) per share
Net income (loss) attributable to common stockholders	$26,768	$14,192	$134,699	$96,866
Basic earnings (loss) per share	$0.06	$0.03	$0.28	$0.20
Basic weighted-average shares of common stock outstanding	474,642	473,435	477,965	473,076

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$26,774	$14,194	$134,747	$96,915
Fully diluted earnings (loss) per share	$0.06	$0.03	$0.28	$0.20
Fully diluted weighted-average shares of common stock outstanding	478,480	478,652	482,862	479,161

Non-GAAP Financial Measures
The non-GAAP definitions below include references to certain equity-based compensation instruments, such as restricted stock awards and/or restricted stock units (“RSUs”), that the Company has issued and outstanding following its corporate conversion on July 1, 2023. Although BGC is retaining certain defined terms and references, including references to partnerships or partnership units, for purposes of comparability before and after the corporate conversion, such references may not be applicable following the period ended June 30, 2023.
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and “Constant Currency”. The definitions of these terms are below.
Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interest in subsidiaries and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are one of the financial metrics that management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the underlying operating performance of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.
Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
■Charges related to amortization of RSUs, restricted stock awards, other equity-based awards, and limited partnership units;
■Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs;
■Charges with respect to preferred units and RSU tax accounts. Any preferred units and RSU tax accounts would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution or dividend. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock, and RSU tax accounts are granted in connection with the grant of RSUs. The preferred units and RSU tax accounts are granted at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes;
■GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs;

■Charges related to grants of equity awards, including common stock, RSUs, restricted stock awards or partnership units with capital accounts;
■Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders; and
■Charges related to dividend equivalents earned on RSUs and any preferred returns on RSU tax accounts.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”
Virtually all of BGC’s key executives and producers have equity stakes in the Company and its subsidiaries and generally receive deferred equity as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues RSUs, restricted stock, limited partnership units (prior to July 1, 2023) as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock (prior to July 1, 2023), to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant.
Compensation charges are also adjusted for certain other cash and non-cash items.
Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans.
Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
■Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
■Acquisition related costs;
■Non-cash GAAP asset impairment charges;
■Resolutions of litigation, disputes, investigations, or enforcement matters that are generally non-recurring, exceptional, or unusual, or similar items that management believes do not best reflect BGC’s underlying operating performance, including related unaffiliated third-party professional fees and expenses; and
■Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for professional fees and expenses, exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangible assets created from acquisitions.
Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude gains from litigation resolution and certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
■Gains or losses on divestitures;
■Fair value adjustment of investments;
■Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
■Any unusual, non-ordinary, or non-recurring gains or losses.

Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; changes in the value of RSUs and/or restricted stock awards between the date of grant and the date the award vests; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100% of earnings were taxed at global corporate rates.
Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:
■The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
■The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive.
The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors. The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.

Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations.
Management uses Adjusted Earnings and other financial metrics in part to help it evaluate, among other things, the overall performance of the Company’s business and to make decisions with respect to the Company’s operations. The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
■Provision (benefit) for income taxes;
■Net income (loss) attributable to noncontrolling interest in subsidiaries;
■Interest expense;
■Fixed asset depreciation and intangible asset amortization;
■Equity-based compensation, dividend equivalents and allocations of net income to limited partnership units and FPUs;
■Impairment of long-lived assets;
■(Gains) losses on equity method investments; and
■Certain other non-cash GAAP items, such as non-cash charges of amortized rents.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure and other financial metrics to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.

Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
•Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
•Unusual, non-ordinary, or non-recurring items;
•The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
•Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
•Acquisitions, dispositions, and/or resolutions of litigation, disputes, investigations, or enforcement matters, or similar items, which are fluid and unpredictable in nature.
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company's revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a “Constant Currency” basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company's underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC's consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company's GAAP results. The Company's Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company's comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company's core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC GROUP, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q3 2025	Q3 2024
GAAP income (loss) from operations before income taxes	$33,496	$19,709

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	74,447	85,690
Other Compensation charges (2)	14,694	—
Total Compensation adjustments	89,141	85,690

Non-Compensation adjustments:
Amortization of intangibles (3)	10,349	4,595
Impairment charges	65	173
Other (4)	23,968	21,429
Total Non-Compensation adjustments	34,382	26,197

Other income (losses), net adjustments:
Fair value adjustment of investments (5)	110	—
Other net (gains) losses (6)	(2,027)	(4,860)
Total other income (losses), net adjustments	(1,917)	(4,860)

Total pre-tax adjustments	121,606	107,027

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$155,102	$126,736

GAAP net income (loss) available to common stockholders	$27,882	$14,747
Total pre-tax adjustments (from above)	121,606	107,027
Income tax adjustment to reflect adjusted earnings taxes (7)	(8,358)	4,809
Post-tax adjusted earnings	$141,130	$126,583

Per Share Data

GAAP fully diluted earnings (loss) per share	$0.06	$0.03

Total pre-tax adjustments (from above)	0.25	0.22
Income tax adjustment to reflect adjusted earnings taxes	(0.02)	0.01

Post-tax adjusted earnings per share	$0.29	$0.26

Fully diluted weighted-average shares of common stock outstanding	494,248	494,837

Dividends declared per share of common stock	$0.02	$0.02
Dividends declared and paid per share of common stock	$0.02	$0.02
Please see footnotes to this table on the next page.

(1) The components of equity-based compensation and allocations of net income to limited partnership units and FPUs are as follows (in thousands):

	Q3 2025	Q3 2024
Issuance of common stock and grants of exchangeability	$37,239	$37,928
Allocations of net income and dividend equivalents	588	1,286
RSU, RSU Tax Account, and restricted stock amortization	36,620	46,476
Equity-based compensation and allocations of net income to limited partnership units and FPUs	$74,447	$85,690
(2) GAAP expenses in the third quarter of 2025 included certain other compensation-related adjustments, including charges incurred as part of cost savings plans, and acquisition-related expenses.
(3) Included non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.
(4) GAAP expenses in the third quarter of 2025 and 2024 included September 11th Charity Day contributions of $11.6 million and $9.5 million, respectively, and resolutions of litigation and other matters, including their related professional fees, as well as certain other professional fees, of $11.8 million and $8.6 million, respectively, as well as various other GAAP items. GAAP expenses in the third quarter of 2025 and 2024 included $0.6 million and $3.2 million, respectively, of non-cash charges incurred by the Company for exiting leases. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to certain non-recurring or unusual gains or losses, as well as resolutions of litigation.
(5) The third quarter of 2025 included non-cash loss of $0.1 million related to fair value adjustments of investments held by BGC.
(6) The third quarter of 2025 and 2024 included non-cash gains of $2.3 million and $2.4 million, respectively, related to BGC’s investments accounted for under the equity method. The third quarter of 2025 and 2024 also included net loss of $0.4 million and net gain of $2.5 million, respectively, related to other recoveries and various other GAAP items.
(7) BGC’s GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company’s GAAP provision (benefit) for income taxes was $7.4 million and $6.0 million for the third quarters of 2025 and 2024, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by ($8.4) million and $4.8 million for the third quarters of 2025 and 2024, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $15.8 million and $1.2 million for the third quarters of 2025 and 2024, respectively.

Note: Certain totals may not add due to rounding.

BGC GROUP, INC.
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT
UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q3 2025	Q3 2024

Common stock outstanding	474,642	473,435
Other (1)	3,838	5,217

Fully diluted weighted-average share count under GAAP	478,480	478,652

Non-GAAP Adjustments:
RSUs	15,630	15,800
Restricted Stock	138	385

Fully diluted weighted-average share count for Adjusted Earnings	494,248	494,837
(1) Primarily consists of contracts to issue shares of BGC common stock.

Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

BGC GROUP, INC.
LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024

Cash and cash equivalents	$774,940	$711,584
Financial instruments owned, at fair value	149,779	186,197
Total Liquidity	$924,719	$897,781

BGC GROUP, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q3 2025	Q3 2024
GAAP net income (loss) available to common stockholders	$27,882	$14,747

Add back:

Provision for income taxes	7,434	5,996

Net income (loss) attributable to noncontrolling interest in subsidiaries	(1,820)	(1,034)

Interest expense	33,823	25,125

Fixed asset depreciation and intangible asset amortization	27,441	19,895

Impairment of long-lived assets	65	173

Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	74,447	85,690

(Gains) losses on equity method investments (2)	(2,290)	(2,360)

Other non-cash GAAP expenses (3)	612	3,162

Adjusted EBITDA	$167,594	$151,394

(1) Represents BGC employees’ pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
(2) The third quarters of 2025 and 2024 included non-cash gains of $2.3 million and $2.4 million, respectively, related to BGC’s investments accounted for under the equity method.
(3) The third quarter of 2025 and 2024 included $0.6 million and $3.2 million, respectively, of non-cash charges incurred by the Company for exiting leases.

BGC GROUP, INC.
CONSOLIDATED REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	3Q25	3Q24	Change	Constant Currency Change
ECS ("Energy, Commodities, and Shipping")	$242	$113	114.0%	113.0%
Rates	195	174	12.1%	10.3%
Foreign Exchange	107	92	15.9%	15.6%
Credit	69	68	1.6%	(0.9)%
Equities	60	53	13.2%	11.1%
Total Brokerage Revenues	$673	$501	34.4%	33.0%
Data, Network, and Post-trade	34	33	5.2%	5.2%
Interest and dividend income, Fees from related parties and Other revenues	29	28	5.7%	5.3%
Total Revenues	$737	$561	31.3%	30.0%

BGC GROUP, INC.
FENICS REVENUES IN CONSTANT CURRENCY
(in millions)
(unaudited)

	3Q25	3Q24	Change	Constant Currency Change
Fenics Markets	$134	$119	12.5%	10.8%
Fenics Growth Platforms	26	23	13.5%	13.5%
Fenics Revenues	$160	$142	12.7%	11.3%

Other Items of Note
Unless otherwise stated, all results provided in this document compare the third quarter of 2025 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain totals and percentage changes listed throughout this document may not sum due to rounding.
About BGC Group, Inc.
BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.
BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.
For more information about BGC, please visit www.bgcg.com.
Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission ("SEC") filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Investor Contact:
Jason Chryssicas
+1 212-610-2426

Media Contact:
Danielle Popper
+1 212-610-2419